Exhibit 10.10(b)

Jerry DeBoer was hired by the Company pursuant to an offer letter, dated November 20, 2000, which letter is attached as Exhibit 10.10 to the Company's Annual Report on Form10-K for the year ended February 3, 2001. As of the end of fiscal year 2011, Mr. DeBoer's annual base salary was $357,200. The Company currently does not expect to offer salary increases for fiscal year 2012; therefore, Mr. DeBoer's base salary for fiscal year 2012 is expected to remain at the fiscal year-end 2011 level.